Exhibit 5.1

                             WILLIAM S. CLARKE, P.A.
                                 ATTORNEY-AT-LAW
                      457 NORTH HARRISON STREET - SUITE 103
                           PRINCETON, NEW JERSEY 08540
                                   ----------

                            TELEPHONE: (609) 921-3663
                               FAX: (609) 921-3933


                                  July 18, 2001


ViaVid Broadcasting, Inc.
3955 Graveley Street
Burnaby, BC, Canada V5C 3T4

Gentlemen:

         I have acted as counsel for ViaVid Broadcasting, Inc. (the "Company") in connection with the preparation of a Registration Statement filed by the Company under the Securities Act of 1933, as amended (File No. 333-______), relating to a proposed public offering by certain holders thereof of 1,840,000 shares of Common Stock, $.001 par value (the "Stock") and 1,790,000 shares of Common Stock, $.001 par value, issuable on exercise of outstanding common stock purchase warrants (the "Warrant Stock").

         In my capacity as counsel to you, I have examined the original, certified, conformed photostats or Xerox copies of all such agreements, certificates of public officials, certificates and correspondence of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

         On the basis of such examination, I advise you that, in my opinion, the shares of Stock are legally issued, fully paid and non-assessable and the shares of Warrant Stock, when paid for and issued upon exercise of the common stock purchase warrants, will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my firm in the prospectus forming a part of such Registration Statement.

                                                  Very truly yours,

                                                  William S. Clarke, P.A.


                                            By:   /s/ William S. Clarke
                                                 -------------------------------
                                                  William S. Clarke